                                                                    EXHIBIT 2.14

                                A D D E N D U M

                                       To

A Share Sale Agreement (the "Agreement") in writing dated 16th of December, 2002 made between Consolidated Water Co. Ltd. (the "Purchaser") and Bacardi & Company Limited (the "Vendor").

The parties hereby agree that the date for the completion of the sale stipulated in clause 5.1 and the date stipulated in clause 4.2 shall be changed to the date of 31 March, 2003 (or such late date as may be agreed in writing by the parties) and subject as aforesaid, the Agreement shall continue in force for all purposes thereunder.

Dated this 14th day of February, 2003.

SIGNED AND SEALED by the        )
Purchaser in the presence of:   )
                                )/s/ Jeffrey M. Parker
                                )-------------------------------
                                )
                                )
/s/ Carolyn Parker               /s/ Frederick W. McTaggart
---------------------------      -------------------------------
Witness

SIGNED AND SEALED by the Vendor )
in the presence of:             )
                                )/s/ [ILLEGIBLE]
                                )-------------------------------
                                )
                                )
/s/ [ILLEGIBLE]                  /s/ [ILLEGIBLE]
---------------------------      -------------------------------
Witness